Exhibit 99.1

12 June 2026
Our ref:	YSK/YSK/YSK/18171/01/25	Andrew Yim / Luke Hor
Your ref:		2162 9630 / 2162 9623
andrewyim@li-partners.com lukehor@li-partners.com

STRICTLY PRIVATE AND CONFIDENTIAL

Tino Global Limited

7B, Yardley Commercial Building

3 Connaught Road West

Sheung Wan

Hong Kong

Attn: the Board of Directors

Dear Sirs,

Re: Hong Kong Legal Opinion on Tino Global Limited (the “Company”)

1.	We are the legal advisers to the Company (the “Engagement”) as to the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended), and the rules and regulations promulgated thereunder (the “Rules”), relating to the initial public offering (the “Offering”) by the Company of its Class A Ordinary Shares (the “Ordinary Shares”) and listing of the Company’s Ordinary Shares on the Nasdaq Capital Market (the “Nasdaq”). We are qualified lawyers of Hong Kong and as such are qualified to issue this opinion on the laws and regulations of Hong Kong effective as of the date hereof. We have been requested to provide our opinion on the matters set forth below.

Applicable law

2.	This opinion is confined solely to Hong Kong laws as applied by the Hong Kong courts as at the date of this opinion. Accordingly, we express no opinion with regard to any system of law other than the Hong Kong laws as at the date hereof as currently applied by the Hong Kong courts. This opinion is to be construed in accordance with the Hong Kong laws. In this opinion, Hong Kong law means Hong Kong domestic law only and not its conflict of law rules. We do not undertake to advise you of any change in facts or law relevant to this opinion or the opinions expressed herein after the date hereof.

Assumptions

3.	For the purpose of giving this opinion, we have examined the documents provided by Tino Global Limited (the “HK Subsidiary”) and obtained other relevant documents as we deemed necessary or advisable for the purpose of rendering this opinion. Where certain facts were not independently established and verified by us, we have relied upon statements issued or made by, among others, appropriate representatives of the Company or the HK Subsidiary.

4.	Furthermore, we made due inquiries as to other facts and questions of law as we deem necessary when rendering this opinion.

5.	Company searches conducted by us with the Companies Registry are limited in respect to the information it produces. Also, the company searches do not determine conclusively whether or not an order has been made or a resolution has been passed for the winding up of a company or for the appointment of a liquidator or other person to control the assets of a company as notice of such matters might not be filed immediately and, once filed, might not appear immediately on a company’s public file.

6.	In giving this opinion, we have, without any further enquiry or independent verifications, made the following assumptions (the “Assumptions”):

(A)	the genuineness and authenticity of all signatures and the conformity to the originals of all copies of the documents (the “Documents”) examined by us and the authenticity, and completeness of the originals from which such copies were taken;

(B)	the capacity, power and authority of the signatories of the Documents to sign the Documents;

(C)	that there is no other agreement, instrument or other arrangement between any of the parties to any of the Documents which modifies or supersedes any of the Documents;

(D)	that the Document reviewed by us has been properly stamped, registered and filed (where necessary) as prescribed by the applicable law and regulations (other than Hong Kong laws and regulations), and all other procedures that are necessary to perform in order to make the document admissible in evidence has been carried out and within the time limits prescribed by applicable law and regulations (other than Hong Kong laws and regulations);

(E)	that all factual statements made in the Documents examined are true and accurate and complete and not misleading in any respect;

(F)	there is no foreign law that is of relevance or which may otherwise affect any of our opinion expressed in this opinion;

(G)	the licences or registration certificates mentioned herein have not been revoked nor have the terms set out therein been altered in any material respect;

(H)	the existing business and operation of the Company carried on in Hong Kong as disclosed in the Prospectus are true, correct and accurate in all material respects;

(I)	there are no facts or information which are not made known to us and which would or could render our understanding herein to be incorrect or inaccurate in any material respect; and

(J)	the accuracy and completeness of all searches conducted by the relevant search agents and the continuing correctness of such searches from the date of the relevant search until the present, and that the information disclosed by the searches has not since the respective dates of the searches been materially altered and that the searches did not fail to disclose any material information which has been delivered for filing or registration but was not disclosed or, as the case may be, did not appear on the public file of the Company at the time of the searches.

Opinions

7.	On the basis of, and subject to, the foregoing assumptions and the qualifications set out below, we are of the opinion that:

(A)	The Company’s subsidiary established in Hong Kong is validly existing and in good standing under the laws of Hong Kong. The Company’s subsidiary in Hong Kong is operating its businesses legally and had fully complied with the Hong Kong Laws and is not facing any material legal proceedings or any material legal, governmental, arbitrative proceedings, actions, decisions, demands or orders before any competent court, government agency or arbitration body in Hong Kong;

(B)	Hong Kong Courts may recognize and enforce judgments in civil and commercial matters by the Courts in the mainland via the Mainland Judgments (Reciprocal Enforcement) Ordinance (Cap. 597) provided certain statutory requirements are satisfied. Hong Kong Courts may also recognize and enforce judgments from courts in other jurisdictions in accordance with the Foreign Judgments (Reciprocal Enforcement) Ordinance (Cap. 319) (“FJREO”), the Foreign Judgments (Restriction on Recognition and Enforcement) Ordinance (Cap. 46) and the common law principles. It is to be noted that probate and bankruptcy matters in relation to matrimonial matters would not fall within the scope that the FJREO would cover;

(C)	The statements set forth in the Registration Statement under the captions “Risk Factors”, “Regulations”, “Enforcement of Civil Liabilities” in each case insofar as such statements purport to describe or summarize the Hong Kong legal matters stated therein as at the date hereof, are true and accurate in all material respects, and fairly present and summarize in all material respects the Hong Kong legal matters stated therein as at the date hereof; and

(D)	The statements set forth in the Registration Statement under the caption “Taxation – Hong Kong Taxation” and “Legal Matters” are true and accurate in all material respects and that such statements constitute our opinions.

Qualifications

8.	The qualifications to which our opinions above stated are subject are as follows:

(A)	our opinion is limited to the laws of Hong Kong of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than Hong Kong. Accordingly, we express or imply no opinion directly or indirectly on the laws of any jurisdiction other than Hong Kong;

(B)	the laws of Hong Kong referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect;

(C)	our opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (d) the discretion of any competent Hong Kong legislative, administrative or judicial bodies in exercising their authority in Hong Kong;

(D)	this opinion is issued based on the laws of Hong Kong that are currently in effect. For matters not explicitly provided under the laws of Hong Kong, the future interpretation, implementation and application of the specific requirements under the laws of Hong Kong are subject to the final discretion of competent Hong Kong legislative, administrative and judicial authorities, and there can be no assurance that the government agencies will not ultimately take a view that is contrary to our opinion stated above;

(E)	we may rely on, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company and public searches conducted in Hong Kong;

(F)	this opinion is intended to be used in the context which is specifically referred to herein. It should be read as a whole and each paragraph of the opinion should not be read independently; and

(G)	as used in this opinion, the expression “to our best knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the solicitors of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereunder. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this opinion.

Consent

This Opinion is delivered solely for the purpose of and in connection with the Registration Statement publicly filed with the U.S. Securities and Exchange Commission on the date of this opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ LI & PARTNERS

LI & PARTNERS

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